                                                    FILED PURSUANT TO
                                                    RULE 424(b)(5)
                                                    REGISTRATION NO.
                                                    333-82293

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+The information in this prospectus supplement is not complete and may be      +
+changed. A registration statement relating to these securities has been       +
+declared effective. This prospectus supplement and the accompanying           +
+prospectus are not an offer to sell these securities and they are not         +
+soliciting an offer to buy these securities in any state where the offer or   +
+sale is not permitted.                                                        +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

                Subject to Completion, dated September 17, 1999

                         [LOGO OF EDISON INTERNATIONAL]
PROSPECTUS SUPPLEMENT
(To prospectus dated July 21, 1999)


                                     $

                                   % Notes Due

  The Notes will bear interest at the rate of    % per year. Interest on the
Notes is payable on       and       of each year, beginning on         . The
Notes will mature on           . Edison International may redeem the Notes in
whole or in part at any time at the redemption prices described in this prospectus supplement.

  The Notes will be unsecured and will rank equally with all other unsecured and unsubordinated indebtedness of Edison International. The Notes will be issued only in registered form in denominations of $1,000 and integral multiples of $1,000.

                                                             Per Note   Total
                                                             -------- ---------
Public Offering Price.......................................      %   $
Underwriting Discount.......................................      %   $
Proceeds, before expenses, to Edison International..........      %   $

  The public offering price set forth above does not include accrued interest.
Interest on the Notes will accrue from     , 1999 and purchasers must pay the
accrued interest in addition to the public offering price if the Notes are delivered after that date.

                                  -----------

  Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                                  -----------

  The Underwriters are severally underwriting the Notes. They expect to deliver the Notes in book-entry form only through The Depository Trust Company on or
about     , 1999.

                                  -----------

                          Joint Book-Running Managers

Salomon Smith Barney                                           J.P. Morgan & Co.

                                  Co-Managers

Banc of America Securities LLC                              Goldman, Sachs & Co.

             The date of this prospectus supplement is      , 1999

                               TABLE OF CONTENTS

                             PROSPECTUS SUPPLEMENT

About This Prospectus Supplement and Prospectus...........................  S-3

Edison International......................................................  S-3

Description of the Notes..................................................  S-3

Book-Entry Issuance.......................................................  S-5

Use of Proceeds...........................................................  S-8

Ratio of Earnings to Fixed Charges and Preferred Stock Dividends..........  S-8

Underwriting..............................................................  S-9

Validity of the Notes..................................................... S-10

                                   PROSPECTUS

About this Prospectus.....................................................    3

Forward-Looking Statements................................................    3

Where You Can Find More Information.......................................    4

Edison International......................................................    5

The Trusts................................................................    6

Use of Proceeds...........................................................    7

Ratio of Edison International Earnings to Fixed Charges and Preferred
 Stock Dividends..........................................................    7

Description of Securities.................................................    8

Description of Debt Securities............................................    8

Description of Edison International's Common Stock and Preferred Stock....   17

Description of Preferred Securities.......................................   20

Description of Preferred Securities Guarantees............................   27

Description of the Expense Agreements.....................................   29

Relationship Among Preferred Securities, Preferred Securities Guarantees
 and Subordinated Debt Securities Held By Each Trust......................   29

Experts...................................................................   30

Validity of the Securities and the Preferred Securities Guarantees........   30

Plan of Distribution......................................................   30

                ABOUT THIS PROSPECTUS SUPPLEMENT AND PROSPECTUS

   You should read this prospectus supplement and the accompanying prospectus carefully before you invest. You should rely only on the information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not, and the Underwriters have not, authorized anyone to give you different information. If anyone gives you different or inconsistent information, you should not rely on it. This prospectus supplement may add to, update or change information in the prospectus. The information contained in this prospectus supplement is current only as of the date appearing at the bottom of the cover. Since that date, our business, financial condition, results of operations and prospects may have changed.

   We are not, and the Underwriters are not, offering to sell or seeking offers to buy securities in any jurisdiction where the offer or sale is not permitted.

   In this prospectus supplement and the accompanying prospectus, unless otherwise stated, the terms "we," "us," "our" and "Edison International" refer to Edison International.

                              EDISON INTERNATIONAL

   Edison International was incorporated on April 20, 1987, under the laws of the State of California for the purpose of becoming the parent holding company of Southern California Edison Company, a California public utility corporation. Edison International is a multinational corporation and a global leader in energy production and distribution, and in energy and infrastructure finance. As of December 31, 1998, Edison International owned all of the issued and outstanding common stock of Southern California Edison Company and of the following subsidiaries engaged in nonutility businesses: Edison Mission Energy, Edison Capital, Mission Land Company and Edison Enterprises. Headquartered in Rosemead, California, Edison International has regional offices in New York, Washington D.C., Australia, Indonesia, the Philippines, Singapore, Italy, Spain, Turkey and the United Kingdom. Our mailing address is 2244 Walnut Grove Avenue, P.O. Box 999, Rosemead, California 91770. Our telephone number is (626) 302-2222. We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. Some of those reports and proxy statements are considered to be part of this prospectus supplement and the accompanying prospectus through incorporation by reference. You may read and obtain copies of those reports and other information to learn more about Edison International. Under the heading "Where You Can Find More Information" in the accompanying prospectus we have described how you can do so.

                            DESCRIPTION OF THE NOTES

   The following description of the specific terms of the Notes supplements the general and more extensive description of debt securities, set forth in the accompanying prospectus under the heading "Description of Debt Securities."

   The Notes will be unsecured and will rank equally with all other unsecured and unsubordinated indebtedness of Edison International. The Notes will be
limited to $       aggregate principal amount.

   The Notes will be due on       and will bear interest at the rate specified
on the cover of this prospectus supplement beginning on      , 1999. Interest
will be payable semiannually on       and       of each year, beginning      .
Interest will be paid on each interest payment date to persons who are
registered as holders of Notes on the       or      , as the case may be,
immediately preceding that interest payment date. The Notes will not be entitled to the benefits of any sinking fund.

   The Notes will be issued under an indenture dated as of         , 1999
between Edison International and Harris Trust and Savings Bank, as trustee (the "Trustee"). We filed a form of the indenture as an exhibit to the registration statement of which the accompanying prospectus is a part. The descriptions of the indenture in this prospectus supplement and the accompanying prospectus are subject to the terms of the definitive indenture. Harris Trust and Savings Bank acts as trustee for first and refunding mortgage bonds and notes issued by our subsidiary, Southern California Edison Company. We and Southern California Edison Company also may maintain bank deposits and credit lines with Harris Trust and Savings Bank and its corporate parent, Bank of Montreal.

Redemption at Our Option

   We may, at our option, redeem the Notes in whole or in part at any time at a redemption price equal to the greater of (i) 100% of the principal amount of the Notes to be redeemed and (ii) as determined by the Quotation Agent, the sum of the present values of the remaining scheduled payments of principal and interest in respect of the Notes to be redeemed (not including any portion of such payments of interest accrued as of the date of redemption) discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate plus basis points, plus, in each case, accrued interest to the date of redemption.

   "Adjusted Treasury Rate" means, with respect to any redemption date, the rate per year equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for that redemption date.

   "Comparable Treasury Issue" means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term of the Notes that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Notes.

   "Comparable Treasury Price" means, with respect to any redemption date (i) the average of the Reference Treasury Dealer Quotations for that redemption date, after excluding the highest and lowest of the Reference Treasury Dealer Quotations, or (ii) if the Trustee obtains fewer than three Reference Treasury Dealer Quotations, the average of all Reference Treasury Dealer Quotations so received.

   "Quotation Agent" means the Reference Treasury Dealer appointed by us.

   "Reference Treasury Dealer" means (i) each of Salomon Smith Barney Inc., J.P. Morgan Securities Inc., Banc of America Securities LLC and Goldman, Sachs & Co. and their respective successors, unless any of them ceases to be a primary U.S. Government securities dealer in New York City (a "Primary Treasury Dealer"), in which case we shall substitute another Primary Treasury Dealer; and (ii) any other Primary Treasury Dealer selected by us.

   "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by us, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by that Reference Treasury Dealer at 5:00 p.m., New York City time, on the third business day preceding that redemption date.

   Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of the Notes to be redeemed. Unless we default in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the Notes or portions of the Notes called for redemption.

                              BOOK-ENTRY ISSUANCE

"Street Name" and Other Indirect Holders

   Investors who hold Notes in accounts at banks or brokers will generally not be recognized by Edison International as legal holders of Notes. This is called holding in "street name." Intermediary banks, brokers and other financial institutions pass along distributions and other payments on the Notes, either because they agree to do so in their customer agreements or because they are legally required to. If you hold Notes in "street name," you should check with your own financial institution to find out:

  . how it handles securities payments and notices,

  . whether it imposes fees or charges, and

  . how it would pursue rights under the Notes if there were a default or other event triggering the need for holders to act to protect their interests.

   The obligations of Edison International, the Trustee and any third parties employed by Edison International or the Trustee, run only to the entities who are registered as holders of the Notes. For example, once Edison International makes payment to the registered holder, Edison International has no further responsibility for the payment even if that holder is legally required to pass the payment along to you as a "street name" customer but does not do so.

Global Securities

 What is a Global Security?

   The Notes will be issued only in book-entry form, which means that they will be represented by one or more permanent global securities registered in the name of The Depository Trust Company, New York, New York ("DTC"). Since the Notes will be issued in the form of global securities, the ultimate beneficial owners can only be indirect "street name" holders. Edison International does this by requiring that the global securities be registered in the name of DTC or its nominee and by requiring that the Notes included in the global securities not be transferred in the name of any other direct holder unless the special circumstances described below occur. Any person wishing to own Notes must do so indirectly by virtue of an account with a broker, bank or other financial institution that in turn has an account with DTC. DTC will keep a computerized record of its direct participants whose clients have purchased the Notes. Direct participants may include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC's book-entry system is also used by other organizations, such as securities brokers and dealers, banks and trust companies, that work through a direct participant. Each participant will in turn keep a record of its clients who have purchased the Notes.

 Special Investor Considerations for Global Securities

   As an indirect holder, an investor's rights relating to the global securities will be governed by the account rules of the investor's financial institution and of DTC, as well as general laws relating to securities transfers. Edison International does not recognize this type of investor as a holder of Notes and instead deals only with DTC or its nominee. See "--The DTC System" below.

   An investor should be aware that because the Notes are issued only in the form of global securities:

    . the investor cannot get Notes registered in his or her own name,

    . the investor cannot receive physical certificates for his or her interest in the Notes,

    . the investor will be a "street name" holder and must look to his or her own bank or broker for payments on the Notes and protection of his or her legal rights relating to the Notes (see "--Street Name' and Other Indirect Holders" above),

    . the investor may not be able to sell interests in the Notes to some insurance companies and other institutions that are required by law to own their securities in the form of physical certificates,

    . DTC's policies will govern payments, transfers, exchange and other matters relating to the investor's interest in the global securities (see "--The DTC System" below; Edison International and the Trustee have no responsibility for any aspect of DTC's actions or for its records of ownership interests in the global securities, nor do they supervise DTC in any way), and

    . payment for purchases and sales in the market for corporate bonds and Notes is generally made in next-day funds. In contrast, DTC will usually require that interests in global securities be purchased or sold within its system using same-day funds. This difference could have some effect on how interests in global securities trade, but neither Edison International nor the Trustee knows what that effect will be.

   Unless they are exchanged in whole or in part for Notes in definitive certificated form, the global securities may not be transferred, except that DTC, its nominees, and their successors may transfer the global securities as a whole to one another. Beneficial interests in the global securities will be shown on, and transfers of Notes will be made only through, records maintained by DTC and its participants. You will not receive an individual certificate representing the Notes you purchase.

 Special Situations When Global Securities Will Be Terminated

   Notes represented by the global securities may be exchanged for Notes in definitive certificated form with the same terms and in authorized denominations only if:

    . DTC notifies us that it is unwilling or unable to continue as depositary or if DTC ceases to be a clearing agency registered under applicable law and a successor depositary is not appointed by us within 90 days; or

    . We determine not to require all of the Notes to be represented by the global securities and notify the Trustee of our decision.

 The DTC System

   DTC has advised us that it is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the United States Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered under the provisions of Section 17A of the Securities Exchange Act of 1934. DTC is owned by some of its direct participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. The rules that apply to DTC and its participants are on file with the Securities and Exchange Commission.

   DTC holds securities that its direct participants deposit with it. DTC also records the settlement among direct participants of securities transactions, such as transfers and pledges, in deposited securities through computerized records for direct participants' accounts. This eliminates the need to exchange certificates.

   When you purchase Notes through the DTC system, the purchases must be made by or through a participant, who will receive credit for the Notes on DTC's records. Since you actually own the

Notes, you are a beneficial owner and your ownership interest will only be recorded on the participants' or indirect participants' records. DTC has no knowledge of your individual ownership of the Notes. DTC's records only show the identity of the participants and the amount of the Notes held by or through them. You will not receive a written confirmation of your purchase or sale or any periodic statement directly from DTC. You will receive these from your participant or indirect participant. Thus, the participants or indirect participants are responsible for keeping accurate account of the holdings of their customers such as you.

   We will wire principal and interest payments on the Notes to DTC's nominee. Edison International and the Trustee will treat DTC's nominee as the owner of the global securities for all purposes. Accordingly, we, the Trustee, and any paying agent or third parties employed by Edison International or the Trustee will have no direct responsibility or liability to pay amounts due on the Notes to owners of beneficial interests in the global securities.

   It is DTC's current practice, upon receipt by its nominee of any payment of principal or interest, to credit direct participants' accounts on the payment date according to their respective holdings of beneficial interests in the global securities as shown on DTC's records. In addition, it is DTC's current practice to assign any consenting or voting rights to direct participants whose accounts are credited with Notes on a record date, by using an omnibus proxy. Payments by participants to owners of beneficial interests in the global securities, and voting by participants, will be governed by the customary practices between the participants and owners of beneficial interests, as is the case with securities held for the account of customers registered in "street name." However, payments will be the responsibility of the participants and not of DTC, the Trustee or us.

   The following Year 2000 disclosure has also been provided by DTC: DTC management is aware that some computer applications, systems, and the like for processing data that are dependent upon calendar dates, including dates before, on, and after January 1, 2000, may encounter "Year 2000 problems." DTC has informed its participants and other members of the financial community that it has developed and is implementing a program so that its systems, as the same relate to the timely payment of distributions (including principal and income payments) to security holders, book-entry deliveries, and settlement of trades within DTC, continue to function appropriately. This program includes a technical assessment and a remediation plan, each of which is complete. Additionally, DTC's plan includes a testing phase, which is expected to be completed within appropriate time frames.

   However, DTC's ability to perform properly its services is also dependent upon other parties, including, but not limited to issuers and their agents, as well as third party vendors from whom DTC licenses software and hardware, and third party vendors on whom DTC relies for information or for the provision of services, including telecommunication and electrical utility service providers, among others. DTC has informed its participants and other members of the financial community that it is contacting (and will continue to contact) third party vendors from whom DTC acquires services to: (1) impress upon them the importance of those services being Year 2000 compliant; and (2) determine the extent of their efforts for Year 2000 remediation (and, as appropriate, testing) of their services. In addition, DTC is in the process of developing such contingency plans as it deems appropriate.

   We have obtained the information concerning DTC and DTC's book-entry system from sources that we believe to be accurate, but we are not responsible for the accuracy of this information. In addition, we are not responsible for the performance by DTC, its participants or any indirect participants of any of their obligations.

                                USE OF PROCEEDS

   We intend to use the net proceeds from the sale of the Notes for general corporate purposes, including investing in nonutility business activities and reducing short-term debt incurred to provide interim financing for such purposes.

        RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

   The ratio of earnings to fixed charges and preferred stock dividends for the 12-month period ended June 30, 1999 was 2.16. The adjusted ratio of earnings to fixed charges and preferred stock dividends for the 12-month period ended June 30, 1999 was 2.39.

   SCE Funding LLC, a special purpose entity, of which Southern California Edison Company is the sole member, issued approximately $2.5 billion of rate reduction notes in December 1997. The adjusted ratio of earnings to fixed charges and preferred stock dividends for the 12-month period ended June 30, 1999 of 2.39 excludes the following effects of the rate reduction notes:

   Income before interest expense.................................. $140,409,000
   Interest expense................................................ $140,409,000

   For further details concerning the rate reduction notes, you should refer to the information described in "Where You Can Find More Information" in the accompanying prospectus, and in particular, page 46 of Edison International's 1998 Annual Report to Shareholders.

                                  UNDERWRITING

   Subject to the terms and conditions stated in the underwriting agreement dated the date hereof, each Underwriter named below has severally agreed to purchase, and Edison International has agreed to sell to such Underwriter, the principal amount of Notes set forth opposite the name of such Underwriter.

                                                                Principal Amount
      Name                                                          of Notes
      ----                                                      ----------------
      Salomon Smith Barney Inc.................................
      J.P. Morgan Securities Inc...............................
      Banc of America Securities LLC...........................
      Goldman, Sachs & Co. ....................................
                                                                    --------
        Total..................................................
                                                                    ========

   The underwriting agreement provides that the obligations of the several Underwriters to purchase the Notes included in this offering are subject to approval of certain legal matters by counsel and to certain other conditions. The Underwriters are obligated to purchase all the Notes if they purchase any of the Notes.

   The Notes are a new issue of securities with no established trading market and will not be listed on any national securities exchange. The Underwriters have advised Edison International that they intend to make a market for the Notes, but they have no obligation to do so and may discontinue market making at any time without providing any notice. No assurance can be given as to the liquidity of any trading market for the Notes.

   The Underwriters, for whom Salomon Smith Barney Inc. and J.P. Morgan Securities Inc. are acting as representatives, propose to offer some of the Notes directly to the public at the public offering price set forth on the cover page of this prospectus supplement and some of the Notes to certain
dealers at the public offering price less a concession not in excess of     %
of the principal amount of the Notes. The Underwriters may allow, and such
dealers may reallow a concession not in excess of     % of the principal amount
of the Notes on sales to certain other dealers. After the initial offering of the Notes to the public, the public offering price and such concessions may be changed by the representatives.

   The following table shows the underwriting discount and commission to be paid to the Underwriters by Edison International in connection with this offering (expressed as a percentage of the principal amount of the Notes).

                                                                  Paid by
                                                            Edison International
                                                            --------------------
Per Note...................................................            %

   In connection with the offering, Salomon Smith Barney Inc. and J.P. Morgan Securities Inc., on behalf of the Underwriters, may purchase and sell Notes in the open market. These transactions may include over-allotment, syndicate covering transactions and stabilizing transactions. Over-allotment involves syndicate sales of Notes in excess of the principal amount of Notes in excess of the principal amount of Notes to be purchased by the Underwriters in the offering, which creates a syndicate short position. Stabilizing transactions consist of certain bids or purchases of Notes made for the purpose of preventing or retarding a decline in the market price of the Notes while the offering is in progress.

   The Underwriters may also impose a penalty bid. Penalty bids permit the Underwriters to reclaim a selling concession from a syndicate member when Salomon Smith Barney Inc. or J.P. Morgan Securities Inc., in covering syndicate short positions or making stabilizing purchases, repurchases Notes originally sold by that syndicate member.

   Any of these activities may cause the price of the Notes to be higher than the price that otherwise would exist in the open market in the absence of such transactions. These transactions may be effected in the over-the-counter market or otherwise and, if commenced, may be discontinued at any time.

   Edison International estimates that its total expenses of this offering will
be $        .

   The Underwriters and their affiliates have performed certain investment banking, commercial banking and advisory services for Edison International and its affiliates from time to time for which they have received customary fees and expenses. The Underwriters and their affiliates may, from time to time, engage in transactions with and perform services for Edison International and its affiliates in the ordinary course of business.

   Edison International has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, or to contribute to payments the Underwriters may be required to make in respect thereof.

                             VALIDITY OF THE NOTES

   The validity of the Notes will be passed upon on behalf of Edison International by Kenneth S. Stewart, Assistant General Counsel to Edison International. Mr. Stewart is a salaried employee of Southern California Edison Company, a subsidiary of Edison International. As of June 30, 1999, Mr. Stewart had a direct or indirect interest in 31,836 shares of common stock of Edison International, including shares beneficially owned through Edison International's employee stock plan and dividend reinvestment plan and options awarded under Edison International's officer incentive plans. Certain legal matters will be passed upon for the Underwriters by Cleary, Gottlieb, Steen & Hamilton, New York, New York.

PROSPECTUS

                       [LOGO OF EDISON INTERNATIONAL(SM)]

                                 $2,500,000,000

                              Edison International
         Debt Securities, Common Stock, Preferred Stock and Guarantees

                                  EIX Trust I
                                  EIX Trust II
                                 EIX Trust III

            Preferred Securities Guaranteed by Edison International

                               ----------------

   We may offer and sell the securities from time to time in one or more offerings. This prospectus provides you with a general description of the securities we may offer.

   Each time we sell securities we will provide a supplement to this prospectus that contains specific information about the offering and the terms of the securities. The supplement may also add, update or change information contained in this prospectus. You should carefully read this prospectus and any supplement before you invest in any of our securities.

Edison International

   Edison International may offer and sell the following securities:

  . debt securities

  . common stock

  . preferred stock

  . guarantees of preferred securities

The Trusts

   EIX Trust I, EIX Trust II and EIX Trust III may offer and sell preferred securities, guaranteed by Edison International.

                               ----------------

   Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

                 The date of this prospectus is July 21, 1999.

                               TABLE OF CONTENTS

                                                                           Page
                                                                           ----
About This Prospectus.....................................................   3
Forward-Looking Statements................................................   3
Where You Can Find More Information.......................................   4
Edison International......................................................   5
The Trusts................................................................   6
Use of Proceeds...........................................................   7
Ratio of Edison International Earnings to Fixed Charges and Preferred
 Stock Dividends..........................................................   7
Description of Securities.................................................   8
Description of Debt Securities............................................   8
Description of Edison International's Common Stock and Preferred Stock....  17
Description of Preferred Securities.......................................  20
Description of Preferred Securities Guarantees............................  27
Description of Expense Agreements.........................................  29
Relationship Among Preferred Securities, Preferred Securities Guarantees
 and Subordinated Debt Securities Held By Each Trust......................  29
Experts...................................................................  30
Validity of the Securities and the Preferred Securities Guarantees........  30
Plan of Distribution......................................................  30

                             ABOUT THIS PROSPECTUS

   This prospectus is part of a "shelf" registration statement that we filed with the United States Securities and Exchange Commission, or the "SEC." By using a shelf registration statement, we may sell up to $2,500,000,000 offering price of any combination of the securities described in this prospectus from time to time and in one or more offerings. This prospectus only provides you with a general description of the securities that we may offer. Each time we sell securities, we will provide a supplement to this prospectus that contains specific information about the terms of the securities. The supplement may also add, update or change information contained in this prospectus. Before purchasing any securities, you should carefully read both this prospectus and any supplement, together with the additional information described under the heading "Where You Can Find More Information."

   This prospectus does not contain separate financial statements for the trusts. Edison International files consolidated financial information with the SEC that includes each of the trusts. The trusts do not have any independent function other than to issue securities and to purchase subordinated debt securities from Edison International. We do not believe that additional financial information regarding the trusts would be useful to you.

   You should rely only on the information contained or incorporated by reference in this prospectus and in any supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the supplement to this prospectus is accurate as of the dates on their covers. Our business, financial condition, results of operations and prospects may have changed since that date.

                           FORWARD-LOOKING STATEMENTS

   This prospectus, any accompanying prospectus supplement and the additional information described under the heading "Where You Can Find More Information" may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are subject to risks and uncertainties and are based on the beliefs and assumptions of our management, based on information currently available to our management. When we use words such as "believes," "expects," "anticipates," "intends," "plans," "estimates," "should" or similar expressions, we are making forward-looking statements. Forward-looking statements include the information concerning possible or assumed future results of operations set forth under "Business" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our Annual Report on Form 10-K, under the same or similar headings in our Quarterly Reports on Form 10-Q, and in our Current Reports on Form 8-K, incorporated by reference into this prospectus.

   Forward-looking statements are not guarantees of performance. They involve risks, uncertainties and assumptions. Our future results and shareholder value may differ materially from those expressed in these forward-looking statements. Many of the factors that will determine these results and value are beyond our ability to control or predict. These statements are necessarily based upon various assumptions involving judgments with respect to the future including, among others, our ability to achieve synergies and revenue growth, national, international, regional and local economic, competitive and regulatory conditions and developments, technological developments, capital market conditions, inflation rates, foreign currency exchange rates and valuations, interest rates, energy markets, weather conditions, business and regulatory or legal decisions, the pace of deregulation of retail natural gas and electricity, the timing and extent of changes in commodity prices for oil, natural gas and electricity, the timing and success of business development efforts, new or increased environmental liabilities, the effects of Year 2000-related computer problems, and other uncertainties, all of which are difficult to predict and many of which are beyond our control. You are cautioned not to put undue reliance on any forward-looking statements. For those statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

   You should also consider any other factors contained in this prospectus or in any accompanying supplement, including the information incorporated by reference into this prospectus or into any accompanying supplement.

                      WHERE YOU CAN FIND MORE INFORMATION

Available Information

  Edison International files reports, proxy statements and other information with the SEC. Information filed with the SEC by Edison International can be inspected and copied at the Public Reference Room maintained by the SEC and at the Regional Offices of the SEC as follows:

  Public Reference Room    New York Regional Office    Chicago Regional Office
 450 Fifth Street, N.W.      7 World Trade Center          Citicorp Center
        Room 1024                 Suite 1300           500 West Madison Street
 Washington, D.C. 20549    New York, New York 10048          Suite 1400
                                                      Chicago, Illinois 60661-
                                                                2551

   You may also obtain copies of this information by mail from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at prescribed rates. Further information on the operation of the SEC's Public Reference Room in Washington, D.C. can be obtained by calling the SEC at 1-800-SEC-0330.

   The SEC also maintains a web site that contains reports, proxy statements and other information about issuers, such as Edison International, who file electronically with the SEC. The address of that site is http://www.sec.gov.

   Edison International's common stock is listed on the New York Stock Exchange (NYSE: EIX), and reports, proxy statements and other information concerning Edison International can also be inspected at the offices of the New York Stock Exchange at 20 Broad Street, New York, New York 10005. In addition, reports, proxy statements and other information concerning Edison International can be inspected at its offices at 2244 Walnut Grove Avenue, Rosemead, California 91770. You also can obtain copies of some of the above reports and other information at the web site maintained by Edison International. The address of that web site is http://www.edison.com.

   This prospectus is part of a registration statement that we filed with the SEC. The full registration statement may be obtained from the SEC or Edison International, as indicated below. Forms of the indentures, the trust agreements and other documents establishing the terms of the offered securities and the guarantees are filed as exhibits to the registration statement. Statements in this prospectus about these documents are summaries. You should refer to the actual documents for a more complete description of the relevant matters.

Incorporation by Reference

   The rules of the SEC allow us to "incorporate by reference" information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede that information. The prospectus incorporates by reference the documents set forth below that we have previously filed with the SEC. These documents contain important information about Edison International.

      Sec Filings (File No. 1-9936)                     Period
      -----------------------------                     ------
   Annual Report on Form 10-K           Year ended December 31, 1998

   Quarterly Report on Form 10-Q        Quarter ended March 31, 1999

   Current Report on Form 8-K           Filed April 5, 1999

   Current Report on Form 8-K           Filed July 2, 1999

   Registration Statement on Form 8-A   Filed November 21, 1996

   The "Description of Registrant's     Filed by SCEcorp (former name of Edison
    Securities to be Registered" on     International) on May 20, 1988
    pages 4-5 of the Registration
    Statement on Form 8-B

   We are also incorporating by reference all additional documents that we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, between the date of this prospectus and the termination of the offering of securities described in this prospectus.

   Upon request, Edison International will provide without charge to each person to whom a copy of this prospectus has been delivered a copy of any and all of these filings. You may request a copy of these filings by writing or telephoning us at:

                              Edison International
                            2244 Walnut Grove Avenue
                                 (P.O. Box 999)
                           Rosemead, California 91770
                        Attention: Corporate Governance
                           Telephone: (626) 302-2662

                              EDISON INTERNATIONAL

   Edison International is a multinational corporation and a global leader in energy production and distribution, and in energy and infrastructure finance. Headquartered in Rosemead, California, Edison International has regional offices in New York, Washington, D.C., Australia, Indonesia, the Philippines, Singapore, Italy, Spain, Turkey and the United Kingdom. Edison International was incorporated on April 20, 1987, under the laws of the State of California for the purpose of becoming the parent holding company of Southern California Edison Company, a California public utility corporation. Edison International directly or indirectly owns all of the issued and outstanding common stock of Southern California Edison Company and of other subsidiaries engaged in nonutility businesses. Edison International's combined assets total nearly $27 billion.

   The regulated utility and the nonutility subsidiaries are:

  . Southern California Edison, one of the nation's largest investor-owned electric utilities, serving approximately 11 million people within an approximate 50,000-square-mile area in central, coastal and Southern California. Based in Rosemead, California, the regulated utility is a recognized leader in cutting-edge research and technology and for providing reliable electrical service in its region for more than a century. The company has assets of approximately $17 billion.

  . Edison Mission Energy, specializing in the development, acquisition, construction management and operation of global power production facilities. Based in Irvine, California, it is among the world's leading power producers with assets of nearly $7 billion and investments in approximately 58 projects currently operating in Australia, New Zealand, Spain, Turkey, the United Kingdom and the United States, and plants under construction in Australia, Indonesia, Italy, New Zealand, Thailand, and the United States (Puerto Rico). In total, these projects represent nearly 15,000 megawatts of generating capacity.

  . Edison Capital, a provider of capital and financial services for global energy, infrastructure and affordable housing projects. Headquartered in Irvine, California, it has assets of nearly $2.5 billion. The company has investments in energy and infrastructure projects in the United States, Latin America, Australia, Europe, Asia and Africa and is one of the nation's leading investors in affordable housing developments eligible for tax credits.

  . Mission Land Company, which is in the business of managing and selling real estate projects.

  . Edison Enterprises, a provider of products and services for commercial, retail and utility markets. Based in San Dimas, California, it offers energy management services for business customers, electrical and appliance repair and home security services to residential consumers, and a wide range of services to utilities both in the U.S. and in Canada.

   Edison International is engaged in the business of holding, for investment, the stock of its subsidiaries. Edison International may, in the future, engage in other businesses. At year-end 1998, Southern California Edison Company had 13,177 full-time employees. Edison International had 20 full-time employees, Edison Mission Energy had 1,180 full-time employees, Edison Capital had
85 full-time employees, and Edison Enterprises had 3,888 full-time employees.

   The information above concerning Edison International and its subsidiaries is only a summary and does not purport to be comprehensive. For additional information concerning Edison International and its subsidiaries, you should refer to the information described in "Where You Can Find More Information."

   The principal executive offices of Edison International are located at 2244 Walnut Grove Avenue, Rosemead, California 91770, and its telephone number is
(626) 302-2222.

                                   THE TRUSTS

   Edison International created three Delaware business trusts pursuant to three trust agreements. The trusts are named EIX Trust I, EIX Trust II and EIX Trust III. Edison International will enter into an amended and restated trust agreement (a "Trust Agreement") for each trust, which will state the terms and conditions for each trust to issue and sell its preferred securities and common securities. A form of Trust Agreement is filed as an exhibit to the registration statement of which this prospectus forms a part.

   Each trust will exist solely to:

  . issue and sell its preferred securities (representing undivided beneficial interests in the assets of the trust) to the public;

  . issue and sell its common securities (representing undivided beneficial interests in the assets of the trust) to Edison International;

  . use the proceeds from the sale of its preferred and common securities to purchase a series of Edison International's subordinated debt securities;

  . distribute the cash payments it receives on the subordinated debt securities it owns to the holders of the preferred and common securities; and

  . engage in other activities that are necessary or incidental to these purposes.

   Edison International will purchase all of the common securities of each trust. The common securities will represent an aggregate liquidation amount equal to at least 3% of each trust's total capitalization. The preferred securities will represent the remaining 97% of the trust's total capitalization. The common securities will have terms substantially identical to, and will rank equal in priority of payment with, the preferred securities. However, if Edison International defaults on the related subordinated debt securities, then cash distributions and liquidation, redemption and other amounts payable on the common securities will be subordinate in priority of payment to such amounts payable on the preferred securities.

   The preferred securities will be guaranteed by Edison International as described later in this prospectus.

   Edison International has appointed five trustees to conduct each trust's business and affairs:

  .  The Chase Manhattan Bank ("property trustee");

  .  Chase Manhattan Bank Delaware ("Delaware trustee"); and

  .  Three Edison International officers ("regular trustees").

   Except under certain limited circumstances, only Edison International can remove or replace the trustees. In addition, Edison International can increase or decrease the number of trustees.

   Edison International will pay all fees and expenses related to each trust and each offering of the related preferred securities and will pay all ongoing costs and expenses of each trust, except the respective trust's obligations under the related preferred and common securities.

   The trusts will not have separate financial statements. The statements would not be material to holders of the preferred securities because no trust will have any independent operations. Each trust exists solely for the reasons summarized above.

   The principal offices of each trust will be located at 2244 Walnut Grove Avenue, Rosemead, California 91770, and the telephone number of each trust will be (626) 302-1930.

                                USE OF PROCEEDS

   Unless stated otherwise in the applicable prospectus supplement, the net proceeds from the sale of the offered securities will be:

 . used by Edison International and/or its subsidiaries for general corporate purposes, including investing in nonutility business activities and reducing short-term debt incurred to provide interim financing for such purposes; and

 . used by the respective trusts to purchase subordinated debt securities of Edison International.

  RATIO OF EDISON INTERNATIONAL EARNINGS TO FIXED CHARGES AND PREFERRED STOCK
                                   DIVIDENDS

   The following table sets forth the ratio of Edison International earnings to combined fixed charges and preferred stock dividends for Edison International for each of the five years in the five-year period ended December 31, 1998:

                                                      Year Ended December 31,
                                                      ------------------------
                                                      1994 1995 1996 1997 1998
                                                      ---- ---- ---- ---- ----
Ratio of Earnings to Combined Fixed Charges and
 Preferred Stock Dividends........................... 2.48 2.55 2.40 2.39 2.31
Adjusted Ratio of Earnings to Combined Fixed Charges
 and Preferred Stock Dividends (1)...................   NA   NA   NA 2.40 2.60

(1) The following effects of rate reduction notes are excluded from the adjusted ratios for 1997 and 1998:

                                                           1997        1998
                                                        ---------- ------------
   Income before interest expense...................... $8,142,000 $149,486,000
   Interest expense....................................  8,142,000  149,486,000

  SCE Funding LLC, a special purpose entity, of which Southern California Edison Company is the sole member, issued approximately $2.5 billion of these notes in December 1997. For further details you should refer to the information described in "Where You Can Find More Information" in the Prospectus, particularly page 46 of Edison International's 1998 Annual Report to Shareholders.

                           DESCRIPTION OF SECURITIES

   The following is a general description of the terms and provisions of the securities we may offer and sell by this prospectus. These summaries are not meant to be a complete description of each security. This prospectus and any accompanying prospectus supplement will contain the material terms and conditions for each security. The prospectus supplement may add, update or change the terms and conditions of the securities as described in this prospectus. For more information about the securities offered by us, please refer to:

  . the indenture between Edison International and Harris Trust and Savings Bank, as trustee, relating to the issuance of each series of senior debt securities by Edison International;

  . the indenture ("subordinated indenture") between Edison International and The Chase Manhattan Bank, as trustee, relating to the issuance of each series of subordinated debt securities by Edison International;

  .  the Trust Agreement of each trust; and

  . the guarantee agreement between Edison International and The Chase Manhattan Bank, as trustee, relating to Edison International's guarantee of the preferred securities issued by each trust.

   Forms of these documents are filed as exhibits to the registration statement. The indentures listed above are sometimes collectively referred to as the "indentures" and individually referred to as an "indenture." The trustee under each indenture is referred to as the "indenture trustee." The indentures are subject to and governed by the Trust Indenture Act of 1939, and may be supplemented or amended from time to time following their execution.

                         DESCRIPTION OF DEBT SECURITIES

   The following description discusses the general terms and provisions of the debt securities that Edison International may offer by this prospectus. The debt securities may be issued as senior debt securities or subordinated debt securities. Any subordinated debt securities issued by Edison International will be purchased by a trust and correspond to the series of preferred securities issued by the trust. The indebtedness represented by the senior debt securities will rank equally with all other unsecured and unsubordinated debt of Edison International. The indebtedness represented by the subordinated debt securities will rank junior and be subordinate in right of payment to the prior payment in full of the senior debt of Edison International, to the extent and in the manner set forth in the prospectus supplement for the securities. See "--Subordination" below.

   Each indenture gives us broad authority to set the particular terms of each series of debt securities, including the right to modify certain of the terms contained in the indenture. The particular terms of a series of debt securities and the extent, if any, to which the particular terms of the issue modify the terms of the indenture will be described in the prospectus supplement relating to the debt securities.

   Each indenture contains the full legal text of the matters described in this section. Because this section is a summary, it does not describe every aspect of the debt securities or the applicable indenture. This summary is subject to and qualified in its entirety by reference to all the provisions of the applicable indenture, including definitions of terms used in the indenture. We also include references in parentheses to certain sections of the indentures. Whenever we refer to particular sections or defined terms of the indentures in this prospectus or in a prospectus supplement, these sections or defined terms are incorporated by reference herein or in the prospectus supplement. This summary also is subject to and qualified by reference to the description of the particular terms of the debt securities in the applicable prospectus supplement.

General

   We may issue an unlimited amount of debt securities under each indenture in one or more series. We need not issue all debt securities of one series at the same time and, unless otherwise provided, we may reopen a series, without the consent of the holders of the debt securities of that series, for issuances of additional debt securities of that series.

   The debt securities will be unsecured obligations.

   Prior to the issuance of each series of debt securities, the terms of the particular securities will be specified in a supplemental indenture (including any pricing supplement) and a board resolution of Edison International or in one or more officer's certificates of Edison International pursuant to a supplemental indenture or a board resolution. We refer you to the applicable prospectus supplement for a description of the following terms of the series of debt securities:

     (a) the title of the debt securities;

     (b) any limit upon the principal amount of the debt securities;

     (c) the date or dates on which principal will be payable or how to determine the dates;

     (d) the rate or rates or method of determination of interest; the date from which interest will accrue; the dates on which interest will be payable, which we refer to as the "interest payment dates;" and any record dates for the interest payable on the interest payment dates;

     (e) any obligation or option of Edison International to redeem, purchase or repay debt securities, or any option of the registered holder to require Edison International to redeem or repurchase debt securities, and the terms and conditions upon which the debt securities will be redeemed, purchased or repaid;

     (f) the denominations in which the debt securities will be issuable (if other than denominations of $1,000 and any integral multiple thereof);

     (g) any provision relating to deferral of interest payments;

     (h) whether the debt securities are to be issued in whole or in part in the form of one or more global debt securities and, if so, the identity of the depositary for the global debt securities; and

     (i) any other terms of the debt securities.

   (See Section 301.)

Payment of Debt Securities--Interest

   Unless indicated differently in a prospectus supplement, we will pay interest on the debt security on each interest payment date to the person in whose name the debt security is registered as of the close of business on the regular record date relating to the interest payment date.

   However, if we default in paying interest on a debt security, we will pay defaulted interest in either of the two following ways:

     (a) We will first propose to the indenture trustee a payment date for the defaulted interest. Next, the indenture trustee will choose a special record date for determining which registered holders are entitled to the payment. The special record date will be between 10 and 15 days before the payment date we propose. Finally, we will pay the defaulted interest on the payment date to the registered holder of the debt security as of the close of business on the special record date.

     (b) Alternatively, we can propose to the indenture trustee any other lawful manner of payment that is consistent with the requirements of any securities exchange on which the debt securities are listed for trading. If the indenture trustee thinks the proposal is practicable, payment will be made as proposed.

   (See Section 307.)

Payment of Debt Securities--Principal

   Unless we indicate differently in a prospectus supplement, we will pay principal of and any premium on the debt securities at stated maturity, upon redemption or otherwise, upon presentation of the debt securities at the office of the indenture trustee, as our paying agent. Any other paying agent initially designated for the debt securities of a particular series will be named in the applicable prospectus supplement.

   In our discretion, we may change the place of payment on the debt securities, and may remove any paying agent and may appoint one or more additional paying agents. (See Section 1002.)

Form; Transfers; Exchanges

   The debt securities will be issued

     (a) only in fully registered form;

     (b) without interest coupons; and

     (c) unless otherwise specified in a prospectus supplement, in denominations that are integral multiples of $1,000.

   You may have your debt securities divided into debt securities of smaller denominations (of at least $1,000) or combined into debt securities of larger denominations, as long as the total principal amount is not changed. This is called an "exchange."

   You may exchange or transfer debt securities at the office of the indenture trustee. The indenture trustee acts as our agent for registering debt securities in the names of holders and transferring debt securities. We may appoint another agent or act as our own agent for this purpose. The entity performing the role of maintaining the list of registered holders is called the "security registrar." It will also perform transfers.

   In our discretion, we may change the place for registration of transfer of the debt securities and may remove and/or appoint one or more additional security registrars. (See Sections 305 and 1002.)

   Except as otherwise provided in a prospectus supplement, there will be no service charge for any transfer or exchange of the debt securities, but you may be required to pay a sum sufficient to cover any tax or other governmental charge payable in connection with the transfer or exchange. We may block the transfer or exchange of (a) debt securities during a period of 15 days prior to giving any notice of redemption or (b) any debt security selected for redemption in whole or in part, except the unredeemed portion of any debt security being redeemed in part. (See Section 305.)

Redemption

   We will set forth any terms for the redemption of debt securities in a prospectus supplement. Unless we indicate differently in a prospectus supplement, and except with respect to debt securities redeemable at the option of the registered holder, debt securities will be redeemable upon notice by mail between 30 and 60 days prior to the redemption date. If less than all of the debt securities of any series or any tranche of a series are to be redeemed, the indenture trustee will select the debt securities to be redeemed. In the absence of any provision for selection, the indenture trustee will choose a method of random selection it deems fair and appropriate. (See Sections 1102, 1103 and 1104.)

   Debt securities will cease to bear interest on the redemption date. We will pay the redemption price and any accrued interest once you surrender the debt security for redemption. (See Section 1105.) If only part of a debt security is redeemed, the indenture trustee will deliver to you a new debt security of the same series for the remaining portion without charge. (Section 1106.)

   We may make any redemption conditional upon the receipt by the paying agent, on or prior to the date fixed for redemption, of money sufficient to pay the redemption price. If the paying agent has not received the money by the date fixed for redemption, we will not be required to redeem the debt securities. (See Section 1104.)

Events of Default

   An "event of default" occurs with respect to debt securities of any series if:

     (a) we do not pay any interest on any debt securities of the applicable series within 30 days of the due date (following any deferral allowed under the terms of the debt securities and elected by us);

     (b) we do not pay principal or premium on any debt securities of the applicable series on its due date;

     (c) we remain in breach of a covenant or warranty (excluding covenants and warranties not applicable to the affected series) of the indenture for 90 days after we receive a written notice of default stating we are in breach and requiring remedy of the breach; the notice must be sent by either the indenture trustee or registered holders of at least 25% of the principal amount of debt securities of the affected series;

     (d) we file for bankruptcy or other specified events in bankruptcy, insolvency, receivership or reorganization occur; or

     (e) any other event of default specified in the prospectus supplement occurs.

(See Section 501.)

   No event of default with respect to a series of debt securities necessarily constitutes an event of default with respect to the debt securities of any other series issued under the indenture.

Remedies

 Acceleration

   If an event of default occurs and is continuing with respect to any series of debt securities, then either the indenture trustee or the registered holders of not less than 25% in principal amount of the outstanding debt securities of that series may declare the principal amount of all of the debt securities of that series to be due and payable immediately. (See Section 502.)

 Rescission of Acceleration

   After the declaration of acceleration has been made and before the indenture trustee has obtained a judgment or decree for payment of the money due on any series of debt securities, the registered holders of not less than a majority in aggregate principal amount of the outstanding debt securities of that series may rescind and annul the declaration and its consequences, if

     (a) we pay or deposit with the indenture trustee a sum sufficient to pay

       (1) all overdue interest;

       (2) the principal of and any premium which have become due other than by the declaration of acceleration and overdue interest on these amounts;

       (3) interest on overdue interest to the extent lawful;

       (4) all amounts due to the indenture trustee under the indenture; and

     (b) all events of default with respect to the affected series, other than the nonpayment of the principal which has become due solely by the declaration of acceleration, have been cured or waived as provided in the indenture.

(See Section 502.)

   For more information as to waiver of defaults, see "Waiver of Default and of Compliance" below.

 Control by Registered Holders; Limitations

   Subject to the indenture, if an event of default with respect to the debt securities of any series occurs and is continuing, the registered holders of a majority in principal amount of the outstanding debt securities of that series will have the right to

     (a) direct the time, method and place of conducting any proceeding for any remedy available to the indenture trustee, or

     (b) exercise any trust or power conferred on the indenture trustee with respect to the debt securities of the series.

   If an event of default is continuing with respect to all the series of debt securities, the registered holders of a majority in aggregate principal amount of the outstanding debt securities of all the series, considered as one class, will have the right to make such direction, and not the registered holders of the debt securities of any one of the series. These rights of registered holders to make direction are subject to the following limitations:

     (a) the registered holders' directions will not conflict with any law or the indenture; and

     (b) the registered holders' directions may not involve the indenture trustee in personal liability where the indenture trustee believes indemnity is not adequate.

   The indenture trustee may also take any other action it deems proper which is consistent with the registered holders' direction. (See Sections 512 and 603.)

   In addition, the indenture provides that no registered holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture for the appointment of a receiver or for any other remedy under the indenture unless

     (a) that registered holder has previously given the indenture trustee written notice of a continuing event of default;

     (b) the registered holders of not less than 25% in aggregate principal amount of the outstanding debt securities of all the series, considered as one class, or, in the case of an event of default of the character specified above in clause (a) or (b) under "Events of Default," that series, have made written request to the indenture trustee to institute proceedings in respect of that event of default and have offered the indenture trustee indemnity satisfactory to it against costs and liabilities incurred in complying with the request; and

     (c) for 60 days after receipt of the notice, the indenture trustee has failed to institute a proceeding and no direction inconsistent with the request has been given to the indenture trustee during the 60-day period by the registered holders of a majority in aggregate principal amount of outstanding debt securities of all the series, considered as one class, or, in the case of an event of default of the character specified above in clause (a) or (b) under "Events of Default," that series.

Furthermore, no registered holder will be entitled to institute any action if and to the extent that the action would disturb or prejudice the rights of other registered holders. (See Sections 507 and 603.)

   However, each registered holder has an absolute and unconditional right to receive payment when due and to bring a suit to enforce that right. (See Sections 507 and 508.)

Notice of Default

   The indenture trustee is required to give the registered holders of the debt securities notice of any default under the indenture to the extent required by the Trust Indenture Act, unless the default has been cured or waived; except that in the case of an event of default of the character specified above in clause (c) under "Events of Default," no notice shall be given to the registered holders until at least 30 days after the occurrence thereof. (See
Section 602.) The Trust Indenture Act currently permits the indenture trustee to withhold notices of default (except for certain payment defaults) if the indenture trustee in good faith determines the withholding of the notice to be in the interests of the registered holders.

   We will furnish the indenture trustee with an annual statement as to our compliance with the conditions and covenants in the indenture. (See Section 1005.)

Waiver of Default and of Compliance

   The registered holders of a majority in aggregate principal amount of the outstanding debt securities of all affected series (voting as one class) may waive, on behalf of the registered holders of all debt securities of all such series, any past default under the indenture, except a default in the payment of principal, premium or interest, or with respect to compliance with certain provisions of the indenture that cannot be amended without the consent of the registered holder of each outstanding debt security. (See Section 513.)

   Compliance with some of the covenants in the indenture or otherwise provided with respect to debt securities may be waived by the registered holders of a majority in aggregate principal amount of the affected debt securities, considered as one class. (See Section 1006.)

Consolidation, Merger and Conveyance of Assets as an Entirety; No Financial Covenants

   Subject to the provisions described in the next paragraph, Edison International will preserve its corporate existence. (See Section 1004.)

   Edison International has agreed not to consolidate with or merge into any other entity and not to convey, transfer or lease its properties and assets substantially as an entirety to any entity, unless:

     (a) the entity formed by the consolidation or into which Edison International is merged, or the entity which acquires or which leases the property and assets of Edison International substantially as an entirety, is an entity organized and existing under the laws of the United States of America or any State of the United States or the District of Columbia, and expressly assumes, by supplemental indenture, the due and punctual payment of the principal, premium and interest on all the outstanding debt securities and the performance of all of the covenants of Edison International under the indenture, and

     (b) immediately after giving effect to the transactions, no event of default, and no event which after notice or lapse of time or both would become an event of default, will have occurred and be continuing.

(See Section 801.)

   The indenture contains no financial or other similar restrictive covenants. Any such covenants with respect to any particular series of debt securities will be set forth in the applicable prospectus supplement.

Modification of Indenture

   Without Registered Holder Consent. Without the consent of any registered holders of debt securities, we and the applicable indenture trustee may enter into one or more supplemental indentures for any of the following purposes:

     (a) to evidence the succession of another entity to Edison
  International; or

     (b) to add one or more covenants of Edison International or other provisions for the benefit of the registered holders of all or any series or tranche of debt securities, or to surrender any right or power conferred upon Edison International; or

     (c) to add any additional events of default for all or any series of debt securities; or

     (d) to change or eliminate any provision of the indenture or to add any new provision to the indenture that does not adversely affect the interests of the registered holders; or

     (e) to provide security for the debt securities of any series; or

     (f) to establish the form or terms of debt securities of any series or tranche or any debt securities guarantees as permitted by the indenture; or

     (g) to provide for the issuance of bearer securities; or

     (h) to evidence and provide for the acceptance of appointment of a separate or successor indenture trustee; or

     (i) to provide for the procedures required to permit the utilization of a noncertificated system of registration for any series or tranche of debt securities; or

     (j) to change any place or places where

       (1) we may pay principal, premium and interest,

       (2) debt securities may be surrendered for transfer or exchange, or

       (3) notices and demands to or upon Edison International may be served; or

     (k) to cure any ambiguity, defect or inconsistency or to make any other changes that do not adversely affect the interests of the registered holders in any material respect.

(See Section 901.)

   If the Trust Indenture Act is amended after the date of the indenture so as to require changes to the indenture or so as to permit changes to, or the elimination of, provisions which, at the date of the indenture or at any time thereafter, were required by the Trust Indenture Act to be contained in the indenture, the indenture will be deemed to have been amended so as to conform to the amendment or to effect the changes or elimination, and Edison International and the applicable indenture trustee may, without the consent of any registered holders, enter into one or more supplemental indentures to effect or evidence the amendment.

   With Registered Holder Consent. We and the indenture trustee may, with some exceptions, amend or modify any indenture with the consent of the registered holders of at least a majority in aggregate principal amount of the debt securities of all series affected by the amendment or modification (voting as one class). However, no amendment or modification may, without the consent of the registered holder of each outstanding debt security affected thereby,

     (a) change the stated maturity of the principal or interest on any debt security (other than pursuant to the terms of the debt security), or reduce the principal amount, interest or premium payable or change the currency in which any debt security is payable, or impair the right to bring suit to enforce any payment;

     (b) reduce the percentages of registered holders whose consent is required for any supplemental indenture or waiver or reduce the requirements for quorum and voting under the indenture; or

     (c) modify certain of the provisions in the indenture relating to supplemental indentures and waivers of certain covenants and past defaults.

   A supplemental indenture which changes or eliminates any provision of the indenture expressly included solely for the benefit of registered holders of debt securities of one or more particular series or tranches will be deemed not to affect the rights under the indenture of the registered holders of debt securities of any other series or tranche. (See Section 902.)

Miscellaneous

   The indenture provides that some debt securities, including those for which payment or redemption money has been deposited or set aside in trust, will not be deemed to be "outstanding" in determining whether the registered holders of the requisite principal amount of the outstanding debt securities have given or taken any demand, direction, consent or other action under the indenture as of any date, or are present at a meeting of registered holders for quorum purposes. (See Section 101.)

   We will be entitled to set any day as a record date for the purpose of determining the registered holders of outstanding debt securities of any series entitled to give or take any demand, direction, consent or other action under the indenture, in the manner and subject to the limitations provided in the indenture. In some circumstances, the indenture trustee also will be entitled to set a record date for action by registered holders. If a record date is set for any action to be taken by registered holders of particular debt securities, the action may be taken only by persons who are registered holders of the respective debt securities on the record date. (See Section 104.)

Defeasance and Covenant Defeasance

   The indentures provide, unless the terms of the particular series of debt securities provide otherwise, that we may, upon satisfying several conditions, cause ourselves to be:

     (a) discharged from our obligations, with some exceptions, with respect to any series of debt securities, which we refer to as "defeasance"; and

     (b) released from our obligations under specified covenants with respect to any series of debt securities, which we refer to as "covenant defeasance."

   One condition we must satisfy is the irrevocable deposit with the indenture trustee, in trust, of money and/or government obligations which, through the scheduled payment of principal and interest on those obligations, would provide sufficient moneys to pay the principal of and any premium and interest on those debt securities on the maturity dates of the payments or upon redemption.

   The indentures permit defeasance with respect to any series of debt securities even if a prior covenant defeasance has occurred with respect to the debt securities of that series. Following a defeasance, payment of the debt securities defeased may not be accelerated because of an event of default. Following a covenant defeasance, payment of the debt securities may not be accelerated by reference to the specified covenants affected by the covenant defeasance. However, if an acceleration were to occur, the realizable value at the acceleration date of the money and government obligations in the defeasance trust could be less than the principal and interest then due on the respective debt securities, since the required deposit in the defeasance trust would be based upon scheduled cash flows rather than market value, which would vary depending upon interest rates and other factors.

   Under current United States federal income tax law, the defeasance contemplated in the preceding paragraphs would be treated as an exchange of the relevant debt securities in which holders of the debt securities might recognize gain or loss. In addition, the amount, timing and character of amounts that holders would be required after the defeasance to include in income might be different from that which would be includible in the absence of the defeasance. Prospective investors are urged to consult their own tax advisors as to the specific consequences of a defeasance, including the applicability and effect of tax laws other than United States federal income tax laws.

   Under current United States federal income tax laws, unless accompanied by other changes in the terms of the debt securities, covenant defeasance generally should not be treated as a taxable exchange.

Resignation and Removal of the Indenture Trustee; Deemed Resignation

   The indenture trustee may resign at any time by giving written notice to us.

   The indenture trustee may also be removed by act of the registered holders of a majority in principal amount of the then outstanding debt securities of any series.

   No resignation or removal of the indenture trustee and no appointment of a successor indenture trustee will become effective until the acceptance of appointment by a successor indenture trustee in accordance with the requirements of the indenture.

   Under some circumstances, we may appoint a successor indenture trustee and, if the successor accepts, the indenture trustee will be deemed to have resigned.

   (Section 610).

Subordination

   Unless we indicate differently in a prospectus supplement, any subordinated debt securities will be subordinated in the following manner. If Edison International's assets are distributed upon our dissolution, winding up, liquidation or reorganization, the payment of the principal of, premium, if any, and interest on any subordinated debt securities will be subordinated, to the extent provided in the subordinated indenture and the applicable supplemental indenture, to the prior payment in full of all senior indebtedness, including senior debt securities. However, Edison International's obligation to pay principal, and premium, if any, or interest on the subordinated debt securities will not otherwise be affected. No payment on account of principal, or premium, if any, sinking fund or interest may be made on the subordinated debt securities at any time when there is a default in the payment of principal, premium, if any, sinking fund or interest on senior indebtedness. If, while Edison International is in default on senior indebtedness, any payment is received by the indenture trustee under the subordinated debt security indenture or the holders of any of the subordinated debt securities before it has paid all senior indebtedness in full, the payment or distribution must be paid over to the holders of the unpaid senior indebtedness or applied to the repayment of the unpaid senior indebtedness. Subject to paying the senior indebtedness in full, the holders of the subordinated debt securities will be subrogated to the rights of the holders of the senior indebtedness to the extent that payments are made to the holders of senior indebtedness out of the distributive share of the subordinated debt securities.

   Due to the subordination, if Edison International's assets are distributed upon insolvency, some or all of its general creditors may recover more, ratably, than holders of subordinated debt securities. The subordinated indenture or applicable supplemental indenture may state that its subordination provisions will not apply to money and securities held in trust under the satisfaction and discharge, and the legal defeasance provisions of the subordinated indenture.

   If this prospectus is being delivered in connection with the offering of a series of subordinated debt securities, the accompanying prospectus supplement or the information incorporated by reference in it will set forth the approximate amount of senior indebtedness outstanding as of a recent date.

Conversion Rights

   The terms and conditions of any debt securities being offered that are convertible into common stock of Edison International will be set forth in a prospectus supplement. These terms will include the conversion price, the conversion period, provisions as to whether conversion will be at the option of the holder or us, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event that the debt securities are redeemed.

Governing Law

   The subordinated indenture and the related debt securities will be governed by and construed in accordance with the laws of the State of California, except that the rights, duties, immunities and indemnities of the indenture trustee will be governed by the laws of the State of New York.

   The senior indenture and the related debt securities will be governed by and construed in accordance with the laws of the State of California.

                     DESCRIPTION OF EDISON INTERNATIONAL'S
                        COMMON STOCK AND PREFERRED STOCK

   The following description of Edison International's common stock and preferred stock is only a summary and is qualified in its entirety by reference to the articles of incorporation and bylaws of Edison International. Therefore, you should read carefully the more detailed provisions of Edison International's Restated Articles of Incorporation, Edison International's Amended Bylaws, and Edison International's Rights Agreement, dated November 21, 1996, between Edison International and Harris Trust Company of California, as rights agent, copies of which are incorporated by reference as exhibits to the registration statement of which this prospectus is a part.

General

   The authorized capital stock of Edison International consists of (1) 800,000,000 shares of Edison International common stock, without par value, and
(2) 50,000,000 shares of preferred stock, without par value. As of March 31, 1999, there were issued and outstanding 347,207,697 shares of Edison International common stock and no shares of Edison International preferred stock. No other classes of capital stock are authorized under the Edison International articles of incorporation. The issued and outstanding shares of Edison International common stock are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights.

Edison International Common Stock

   The holders of Edison International common stock are entitled to receive such dividends as the Edison International board of directors may from time to time declare, subject to any rights of holders of outstanding shares of Edison International preferred stock. Except as otherwise provided by law, each holder of Edison International common stock is entitled to one vote per share on each matter submitted to a vote of a meeting of shareholders, subject to any class or series voting rights of holders of Edison International preferred stock.

   In the event of any liquidation, dissolution or winding up of Edison International, whether voluntary or involuntary, the holders of shares of Edison International common stock, subject to any rights of the holders of outstanding shares of Edison International preferred stock, are entitled to receive any remaining assets of Edison International after the discharge of its liabilities.

   Holders of Edison International common stock are not entitled to preemptive rights to subscribe for or purchase any part of any new or additional issue of stock or securities convertible into stock. Edison International common stock does not contain any redemption provisions or conversion rights and is not liable to assessment or further call.

   Each outstanding share of Edison International common stock is accompanied by a right to purchase one one-thousandth of a share of Series A Junior Participating Cumulative Preferred Stock, without par value, of Edison International at a price of $55.00 per right, subject to certain anti-dilution adjustments. The Edison International board of directors has reserved 3,000,000 shares of such Series A preferred stock for issuance upon exercise of the rights, as more fully discussed below under the heading "--Description of Preferred Share Purchase Rights."

   The registrar and transfer agent for the Edison International common stock is Southern California Edison Company.

Preferred Stock

   The Edison International board of directors is authorized, pursuant to the Edison International articles of incorporation, to issue up to 50,000,000 shares of Edison International preferred stock in one or more series and to fix the number of shares of any series of preferred stock, to determine the designation of any such series, to increase or decrease the number of shares of any such series subsequent to the issue of shares of that series, and to determine or alter the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of preferred stock. As of March 31, 1999, there were no shares of Edison International preferred stock outstanding. However, the Edison International board of directors has reserved 3,000,000 shares of Series A preferred stock for issuance in connection with rights issued under the Edison International rights agreement.

   Prior to the issuance of shares of each series of preferred stock, the board of directors is required to adopt resolutions and file a certificate of determination with the Secretary of State of the State of California (other than the Series A preferred stock, for which those actions have been taken previously). The certificate of determination will fix for each series the designation and number of shares and the rights, preferences, privileges and restrictions of the shares including, but not limited to, the following:

     (a) the title and stated value of the preferred stock;

     (b) voting rights, if any, of the preferred stock;

     (c) any rights and terms of redemption (including sinking fund provisions);

     (d) the dividend rate(s), period(s) and/or payment date(s) or method(s) of calculation applicable to the preferred stock;

     (e) whether dividends are cumulative or non-cumulative and, if cumulative, the date from which dividends on the preferred stock will accumulate;

     (f) the relative ranking and preferences of the preferred stock as to dividend rights and rights upon the liquidation, dissolution or winding up of our affairs;

     (g) the terms and conditions, if applicable, upon which the preferred stock will be convertible into common stock, including the conversion price (or manner of calculation) and conversion period;

     (h) the provision for redemption, if applicable, of the preferred stock;

     (i) the provisions for a sinking fund, if any, for the preferred stock;

     (j) liquidation preferences;

     (k) any limitations on issuance of any class or series of preferred stock ranking senior to or on a parity with the class or series of preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs; and

     (l) any other specific terms, preferences, rights, limitations or restrictions of the preferred stock.

   All shares of preferred stock will, when issued, be fully paid and nonassessable and will not have any preemptive or similar rights.

   In addition to the terms listed above, we will set forth in a prospectus supplement the following terms relating to the class or series of preferred stock being offered:

     (a) the number of shares of the preferred stock offered, the liquidation preference per share and the offering price of the preferred stock;

     (b) the procedures for auction and remarketing, if any, for the preferred stock;

     (c) any listing of the preferred stock on any securities exchange; and

     (d) a discussion of any material and/or special United States federal income tax considerations applicable to the preferred stock.

Rank

   Unless we specify otherwise in the applicable prospectus supplement, the preferred stock will rank, with respect to dividends and upon our liquidation, dissolution or winding up:

     (a) senior to all classes or series of our common stock and to all of our equity securities ranking junior to the preferred stock;

     (b) on a parity with all of our equity securities the terms of which specifically provide that the equity securities rank on a parity with the preferred stock; and

     (c) junior to all of our equity securities the terms of which specifically provide that the equity securities rank senior to the preferred stock.

Description of Preferred Share Purchase Rights

   On November 21, 1996, the Edison International board of directors adopted a preferred share purchase rights plan providing that one preferred share purchase right will attach to each share of Edison International common stock. The description and terms of the rights are set forth in a rights agreement, dated as of November 21, 1996, by and between Edison International and Harris Trust Company of California, as rights agent. The purchase rights have an anti-takeover effect that is intended to discourage coercive or unfair takeover tactics and to encourage any potential acquirer to negotiate a fair price to all Edison International shareholders. The purchase rights may cause substantial dilution to any party that may attempt to acquire Edison International on terms not approved by the Edison International board of directors. However, the purchase rights are structured in a way so as not to interfere with any negotiated merger or other business combination. The rights will expire on November 21, 2006. Until a right is exercised, the holder of the right will have no rights as a shareholder of Edison International beyond those rights afforded to existing shareholders, including the right to vote or to receive dividends.

   The rights are designed to assure that all of Edison International's shareholders receive fair and equal treatment in the event of any proposed takeover of Edison International and to guard against partial tender offers, open market accumulations and other abusive tactics that may be deployed to gain control of Edison International without a control premium paid to all shareholders. Any time prior to the first date that a person or group has become an "acquiring person" as defined in the rights agreement, the rights should not interfere with any merger or other business combination as long as it is approved by the Edison International board of directors.

Anti-Takeover Provisions

   The Edison International articles of incorporation and bylaws contain provisions that may have the effect of discouraging persons from acquiring large blocks of Edison International stock or delaying or preventing a change in control of Edison International. The material provisions which may have such an effect are:

     (a) a provision permitting the Edison International board of directors to amend or repeal the Edison International bylaws, except that provisions of the bylaws specifying or changing a fixed number of directors or the maximum or minimum number or changing from a fixed to a variable board of directors or vice versa may only be adopted by approval of outstanding shares;

     (b) authorization for the Edison International board of directors to issue Edison International preferred stock in series and to fix rights and preferences of the series (including, among other things, whether, and to what extent, the shares of any series will have voting rights and the extent of the preferences of the shares of any series with respect to dividends and other matters); and

     (c) a provision requiring the approval of holders of at least 80% of the outstanding voting shares of Edison International for such acquisition or change of control unless either a majority of the disinterested directors of the Edison International board of directors approves such acquisition or change of control or the consideration received in connection with such acquisition or change of control equals at least the fair market value of the capital stock of Edison International.

   Some acquisitions of Edison International's outstanding voting shares would also require approval of the SEC under the Public Utility Holding Company Act of 1935 and of various federal, state and foreign regulatory authorities.

                      DESCRIPTION OF PREFERRED SECURITIES

General

   Each Trust Agreement authorizes the regular trustees to issue on behalf of each trust one series of preferred securities which will have the terms described in a prospectus supplement. The proceeds from the sale of a trust's preferred and common securities will be used by the trust to purchase a series of subordinated debt securities issued by Edison International. The subordinated debt securities will be held in trust by the property trustee for the benefit of the holders of the preferred and common securities.

   Under each preferred securities guarantee, Edison International will agree to make payments of distributions and payments on redemption or liquidation with respect to a trust's preferred securities, but only to the extent the trust has funds available to make those payments and has not made the payments. See "Description of Preferred Securities Guarantees."

   The assets of a trust available for distribution to the holders of its preferred securities will be limited to payments from Edison International under the series of subordinated debt securities held by the trust. If Edison International fails to make a payment on the subordinated debt securities, the trust will not have sufficient funds to make related payments, including distributions, on its preferred securities.

   Each preferred securities guarantee, when taken together with Edison International's obligations under the related series of subordinated debt securities, the subordinated indenture, the related Trust Agreement and the related expense agreement (as described below), will provide a full and unconditional guarantee by Edison International of amounts due on the preferred securities issued by a trust.

   Each Trust Agreement will be qualified as an indenture under the Trust Indenture Act. Each property trustee will act as indenture trustee for the preferred securities to be issued by the applicable trust, in order to comply with the provisions of the Trust Indenture Act.

   Each series of preferred securities will have the terms, including those regarding distributions, redemption, voting, liquidation rights and the other preferred, deferred or other special rights or other restrictions, as described in the relevant Trust Agreement or made part of the Trust Agreement by the Trust Indenture Act or the Delaware Business Trust Act. The terms of the preferred securities will mirror the terms of the subordinated debt securities held by the trust.

   The prospectus supplement relating to the preferred securities of a trust will describe the specific terms of the preferred securities, including:

     (a) the name of the preferred securities;

     (b) the dollar amount and number of securities issued;

     (c) any provision relating to deferral of distribution payments;

     (d) the annual distribution rate(s), or method of determining the rate(s), the payment date(s) and the record dates used to determine the holders who are to receive distributions;

     (e) the date from which distributions will be cumulative;

     (f) the optional redemption provisions, if any, including the prices, time periods and other terms and conditions for which the preferred securities will be purchased or redeemed, in whole or in part;

     (g) the terms and conditions, if any, upon which the applicable series of subordinated debt securities may be distributed to holders of the preferred securities;

     (h) the voting rights, if any, of holders of the preferred securities;

     (i) any securities exchange on which the preferred securities will be listed;

     (j) whether the preferred securities are to be issued in book-entry form and represented by one or more global certificates and, if so, the depository for the global certificates and the specific terms of the depositary arrangements; and

     (k) any other relevant rights, preferences, privileges, limitations or restrictions of the preferred securities.

   Each prospectus supplement will describe various United States federal income tax considerations applicable to the purchase, holding and disposition of the series of preferred securities covered by the prospectus supplement.

Liquidation Distribution Upon Dissolution

   Unless otherwise specified in an applicable prospectus supplement, each Trust Agreement states that the related trust shall be dissolved:

     (a) on the expiration of the term of the trust;

     (b) upon the bankruptcy, dissolution or liquidation of Edison
  International;

     (c) upon direction by Edison International to the property trustee to dissolve the trust and distribute the related subordinated debt securities directly to the holders of the preferred and common securities of the trust;

     (d) upon the redemption of all of the common and preferred securities of the trust in connection with the redemption of all of the related subordinated debt securities; or

     (e) upon entry of a court order for the dissolution of the trust.

   Unless otherwise specified in an applicable prospectus supplement, in the event of a dissolution as described in (a), (b), (c) or (e) above, after the trust satisfies all liabilities to its creditors as provided by applicable law, each holder of the preferred or common securities will be entitled to receive:

     (a) the related subordinated debt securities in an aggregate principal amount equal to the aggregate liquidation amount of the preferred or common securities held by the holder; or

     (b) if such a distribution of related subordinated debt securities is determined by the property trustee not to be practical, cash equal to the aggregate liquidation amount of the preferred or common securities held by the holder, plus accumulated and unpaid distributions to the date of payment.

   If the trust cannot pay the full amount due on its preferred and common securities because insufficient assets are available for payment, then the amounts payable by the trust on its preferred and common securities will be paid on a pro rata basis. However, if an event of default under the related subordinated indenture has occurred and is continuing, the total amounts due on the preferred securities will be paid before any distribution on the common securities.

Events of Default

   An "event of default" under the Trust Agreement (a "Trust Agreement event of default") occurs if: (a) an event of default under the subordinated indenture relating to a series of subordinated debt securities occurs or (b) any other event of default specified in the prospectus supplement occurs. See "Description of Debt Securities--Events of Default."

   Edison International and the regular trustees of a trust must file annually with the property trustee for the trust a certificate stating whether or not they are in compliance with all the applicable conditions and covenants under the related Trust Agreement.

   If an event of default occurs under the subordinated indenture, and the indenture trustee and the holders of not less than 25% in principal amount of the related subordinated debt securities outstanding fail to declare the principal of all of such subordinated debt securities to be immediately due and payable, the holders of at least 25% in aggregate liquidation amount of the outstanding preferred securities of the applicable trust will have the right to declare such principal immediately due and payable, by providing notice to Edison International and the indenture trustee.

   If Edison International fails to pay principal, premium, if any, or interest on a series of subordinated debt securities when payable, then a holder of the related preferred securities may directly sue Edison International to collect its pro rata share of payments owed.

Consolidation, Merger or Amalgamation of the Trusts

   A trust may not consolidate, amalgamate, merge with or into, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to any corporation or other body ("Merger Event"), except as described below or as described in "Liquidation Distribution Upon Dissolution." A trust may, with the consent of the holders of at least a majority in aggregate liquidation amount of its outstanding preferred securities, consolidate, amalgamate, merge with or into, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to another trust, if:

     (a) the successor entity either

       (1) expressly assumes all of the obligations of the trust relating to its preferred securities; or

       (2) substitutes for the trust's preferred securities other securities having substantially the same terms as the preferred securities ("successor securities"), so long as the successor securities rank the same as the preferred securities for distributions and payments upon liquidation, redemption and otherwise;

     (b) Edison International expressly appoints a trustee of the successor entity who has the same powers and duties as the property trustee of the trust as the holder of the particular series of subordinated debt securities;

     (c) the preferred securities are listed or traded, or any successor securities will be listed upon notice of issuance, on the same national securities exchange or other organization on which the preferred securities are then listed or traded;

     (d) the Merger Event does not cause the preferred securities or any successor securities to be downgraded by any national rating agency;

     (e) the Merger Event does not adversely affect the rights, preferences and privileges of the holders of the preferred securities or any successor securities in any material way;

     (f) the successor entity has a purpose substantially identical to that of the trust;

     (g) prior to the Merger Event, Edison International has received an opinion of counsel from a nationally recognized law firm stating that:

       (1) the Merger Event does not adversely affect the rights, preferences and privileges of the holders of the trust's preferred securities or any successor securities in any material way; and

       (2) following the Merger Event, neither the trust nor the successor entity will be required to register as an investment company under the Investment Company Act of 1940, as amended; and

     (h) Edison International owns all of the common securities of the successor entity and guarantees the obligations of the successor entity under the successor securities at least to the extent provided under the applicable preferred securities guarantee.

   In addition, unless all of the holders of the preferred securities approve otherwise, a trust may not consolidate, amalgamate, merge with or into, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it, if the transaction would cause the trust or the successor entity to be classified other than as a grantor trust for United States federal income tax purposes.

Voting Rights; Amendment of Trust Agreement

   Unless otherwise specified in an applicable prospectus supplement, the holders of preferred securities will have no voting rights except as discussed below and under "--Consolidation, Merger or Amalgamation of the Trusts" and "Description of the Preferred Securities Guarantees--Amendments and Assignment," and as otherwise required by law and the Trust Agreement for the trust.

   If any proposed amendment to the Trust Agreement of a trust provides for, or the regular trustees of the trust otherwise propose to effect:

     (a) any action that would adversely affect the powers, preferences or special rights of the trust's preferred securities in any material respect, whether by way of amendment to the Trust Agreement or otherwise; or

     (b) the dissolution, winding-up or termination of the trust other than pursuant to the terms of its Trust Agreement,

then the holders of the trust's preferred securities as a class will be entitled to vote on the amendment or proposal. In that case, the amendment or proposal will be effective only if approved by the holders of at least a majority in aggregate liquidation amount of the preferred securities.

   The Trust Agreement of a trust may be amended from time to time by Edison International and the property trustee and the regular trustees of the trust, without the consent of the holders of preferred securities of the trust, to:

     (a) cure any ambiguity, correct or supplement any provision which may be inconsistent with any other provision, or make provisions not inconsistent with any other provisions with respect to matters or questions arising under the Trust Agreement, in each case to the extent that the amendment does not adversely affect the interests of any holder of preferred securities of the trust in any material respect; or

     (b) modify, eliminate or add to any provisions to the extent necessary to ensure that the trust will not be classified as other than a grantor trust for United States federal income tax purposes or to ensure that the trust will not be required to register as an "investment company" under the Investment Company Act.

   Except a provided in the next paragraph, other amendments to the Trust Agreement of a trust may be made by Edison International and the trustees of the trust upon:

     (a) approval of the holders of a majority in aggregate liquidation amount of the outstanding preferred securities of the trust; and

     (b) receipt by the trustees of an opinion of counsel to the effect that such amendment will not affect the trust's status as a grantor trust for United States federal income tax purposes or the trust's exemption from the Investment Company Act.

   Notwithstanding the foregoing, without the consent of each affected holder of common or preferred securities of a trust, the Trust Agreement of the trust may not be amended to:

     (a) change the amount or timing of any distribution on the common or preferred securities of the trust or otherwise adversely affect the amount of any distribution required to be made in respect of such securities as of a specified date; or

     (b) restrict the right of a holder of any such securities to institute suit for the enforcement of any such payment on or after such date.

   In addition, no amendment may be made to a Trust Agreement if the amendment would:

     (a) cause the related trust to be characterized as other than a grantor trust for United States federal income tax purposes;

     (b) cause the related trust to be deemed to be an "investment company" which is required to be registered under the Investment Company Act; or

     (c) impose any additional obligation on Edison International, the property trustee or the Delaware trustee without its consent.

   Without obtaining the prior approval of the holders of a majority in aggregate liquidation amount of the preferred securities of a trust, the trustees of the trust may not:

     (a) direct the time, method and place of conducting any proceeding for any remedy available to the indenture trustee for the subordinated debt securities held by the trust or executing any trust or power conferred on the property trustee with respect to such securities;

     (b) waive any default that is waivable under the subordinated indenture;

     (c) cancel an acceleration of the principal of the subordinated debt securities; or

     (d) consent to any amendment, modification or termination of the subordinated indenture or the subordinated debt securities where such consent is required.

However, if a consent under the subordinated indenture requires the consent of each affected holder of subordinated debt securities, then the property trustee must obtain the prior consent of each holder of preferred securities. In addition, before taking any of the foregoing actions, the property trustee must obtain an opinion of counsel stating that the action will not cause the trust to be classified as other than a grantor trust for United States federal income tax purposes.

   The property trustee of a trust will notify all preferred securities holders of the trust of any notice of default received from the indenture trustee with respect to the subordinated debt securities held by the trust.

Removal and Replacement of Trustees

   The holder of a trust's common securities may remove or replace any of the regular trustees and, unless an event of default has occurred and is continuing under the subordinated indenture, the property and Delaware trustees of the trust. If such an event of default has occurred and is continuing, only the holders of a trust's preferred securities may remove or replace the property and Delaware trustees. The resignation or removal of any trustee will be effective only on the acceptance of appointment by the successor trustee in accordance with the provisions of the Trust Agreement for the trust.

Information Concerning the Property Trustees

   For matters relating to compliance with the Trust Indenture Act, the property trustee of each trust will have all of the duties and responsibilities of an indenture trustee under the Trust Indenture Act. Each property trustee, other than during the occurrence and continuance of a default under the applicable Trust Agreement, undertakes to perform only the duties as are specifically set forth in the applicable Trust Agreement and, after a default, must use the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, a property trustee is under no obligation to exercise any of the powers given it by the applicable Trust Agreement at the request of any holder of preferred securities unless it is offered reasonable security or indemnity against the costs, expenses and liabilities that it might incur. If the property trustee is required to decide between alternative courses of action, construe ambiguous provisions in the applicable Trust Agreement or is unsure of the application of any provision of the applicable Trust Agreement, and the matter is not one on which the holders of preferred securities are entitled to vote, then the property trustee will take such action as it deems advisable and in the best interests of the holders of the preferred and common securities. In this event, the property trustee will have no liability except for its own bad faith, negligence or willful misconduct.

   The property trustee for each of the trusts is the same entity and will also serve as the indenture trustee under each of the indentures and the guarantee trustee under each of the guarantee agreements. Edison International and certain of its subsidiaries maintain deposit accounts and banking relationships with the property trustee.

Miscellaneous

   The trustees of each trust are authorized and directed to conduct the affairs of and to operate the trust in such a way that:

     (a) it will not be deemed to be an "investment company" required to be registered under the Investment Company Act;

     (b) it will be classified as a grantor trust for United States federal income tax purposes; and

     (c) the subordinated debt securities held by it will be treated as indebtedness of Edison International for United States federal income tax purposes.

   Edison International and the trustees of each trust are authorized to take any action (so long as it is consistent with applicable law or the applicable certificate of trust or Trust Agreement) that Edison International and the trustees of the trust determine to be necessary or desirable for such purposes.

   Registered holders of preferred securities have no preemptive or similar rights.

   A trust may not borrow money, issue debt, execute mortgages or pledge any of its assets.

Governing Law

   Each Trust Agreement and the related preferred securities will be governed by and construed in accordance with the laws of the State of Delaware.

                 DESCRIPTION OF PREFERRED SECURITIES GUARANTEES

General

   Edison International will execute a guarantee agreement (a "preferred securities guarantee"), for the benefit of the holders of preferred securities, at the time that a trust issues those preferred securities. Each preferred securities guarantee will be qualified as an indenture under the Trust Indenture Act. The Chase Manhattan Bank will act as indenture trustee ("guarantee trustee") under each preferred securities guarantee for the purposes of compliance with the Trust Indenture Act.

   The guarantee trustee will hold each preferred securities guarantee for the benefit of the preferred securities holders of the applicable trust.

   Edison International will irrevocably agree, as described in each preferred securities guarantee, to pay in full, to the holders of the preferred securities issued by the applicable trust, the preferred securities guarantee payments (as defined below) (except to the extent previously paid), when and as due, regardless of any defense, right of set-off or counterclaim which the trust may have or assert. The following payments, to the extent not paid by a trust ("preferred securities guarantee payments"), will be covered by the applicable preferred securities guarantee:

     (a) any accumulated and unpaid distributions required to be paid on the applicable preferred securities, to the extent that the trust has funds available to make the payment;

     (b) the redemption price, to the extent that the trust has funds available to make the payment; and

     (c) upon a voluntary or involuntary dissolution, termination, winding-up or liquidation of the trust (other than in connection with a distribution of subordinated debt securities to holders of the preferred securities), the lesser of:

       (1) the aggregate of the liquidation amounts specified in the prospectus supplement for each preferred security plus all accumulated and unpaid distributions on the preferred security to the date of payment, to the extent the trust has funds available to make the payment; and

       (2) the amount of assets of the trust remaining available for distribution to holders of its preferred securities upon liquidation of the trust.

   Edison International's obligation to make a preferred securities guarantee payment may be satisfied by directly paying the required amounts to the holders of the preferred securities or by causing the trust to pay the amounts to the holders.

Status of the Preferred Securities Guarantees

   Each preferred securities guarantee will constitute an unsecured obligation of Edison International and will rank:

     (a) subordinate and junior in right of payment to all of Edison International's other liabilities except those that rank equally or are subordinate by their terms; and

     (b) equal with any other preferred securities guarantee now or hereafter issued by Edison International on behalf of the holders of preferred securities issued by any other trust.

   Each preferred securities guarantee will constitute a guarantee of payment and not of collection (in other words, the holder of the guaranteed security may sue Edison International, or seek other remedies, to enforce its rights under the preferred securities guarantee without first suing any other person or entity). A preferred securities guarantee will not be discharged except by payment of the preferred securities guarantee payments in full to the extent not otherwise paid or upon distribution to the applicable preferred securities holders of the related subordinated debt securities pursuant to the applicable Trust Agreement.

Amendments and Assignment

   Except with respect to any changes which do not adversely affect the rights of holders of preferred securities in any material respect (in which case no consent of the holders will be required), a preferred securities guarantee may be amended only with the prior approval of the holders of at least a majority in aggregate liquidation amount of the preferred securities. A description of the way to obtain any approval appears under "Description of the Preferred Securities--Voting Rights; Amendment of Trust Agreements." All guarantees and agreements contained in a preferred securities guarantee will be binding on Edison International's successors, assigns, receivers, trustees and representatives and are for the benefit of the holders of the applicable preferred securities.

Events of Default

   An event of default under a preferred securities guarantee occurs if Edison International fails to make any of its required payments or fails to perform any of its other obligations (and such failure continues for 30 days) under the preferred securities guarantee.

   The holders of at least a majority in aggregate liquidation amount of the preferred securities relating to each preferred securities guarantee will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the guarantee trustee relating to the preferred securities guarantee or to direct the exercise of any trust or power given to the guarantee trustee under the preferred securities guarantee.

Information Concerning Guarantee Trustees

   The guarantee trustee under a preferred securities guarantee, other than during the occurrence and continuance of a default under the preferred securities guarantee, will perform only the duties that are specifically described in the preferred securities guarantee. After such a default, the guarantee trustee will exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, a guarantee trustee is under no obligation to exercise any of its powers as described in the applicable preferred securities guarantee at the request of any holder of covered preferred securities unless it is offered security and indemnity satisfactory to it against the costs, expenses and liabilities that it might incur.

Termination of the Preferred Securities Guarantees

   Each preferred securities guarantee will terminate once the applicable preferred securities are paid in full or upon distribution of the related subordinated debt securities to the holders of the preferred securities in accordance with the applicable Trust Agreement. Each preferred securities guarantee will continue to be effective or will be reinstated if at any time any holder of preferred securities issued by the applicable trust must restore payment of any sums paid under the preferred securities or the preferred securities guarantee.

Governing Law

   The preferred securities guarantees will be governed by and construed in accordance with the laws of the State of California, except that the rights, duties, immunities and indemnities of the guarantee trustee shall be governed by the laws of the State of New York.

                       DESCRIPTION OF EXPENSE AGREEMENTS

   Edison International will execute an expense agreement at the same time that a trust issues preferred securities. Under the expense agreement, Edison International will irrevocably and unconditionally guarantee to each creditor of the trust, the full amount of the trust's costs, expenses and liabilities, other than the amounts owed to holders of its preferred and common securities pursuant to the terms of those securities. Third parties will be entitled to enforce the expense agreement.

   Edison International's obligations under the expense agreement will be subordinated in right of payment to the same extent as the preferred securities guarantee. The expense agreement will contain provisions regarding amendment, termination, assignment, succession and governing law similar to those contained in the preferred securities guarantee.

         RELATIONSHIP AMONG PREFERRED SECURITIES, PREFERRED SECURITIES GUARANTEES AND SUBORDINATED DEBT SECURITIES HELD BY EACH TRUST

   Payments of distributions and redemption and liquidation payments due on each series of preferred securities (to the extent the applicable trust has funds available for the payments) will be guaranteed by Edison International to the extent described under "Description of the Preferred Securities Guarantees." No single document executed by Edison International in connection with the issuance of any series of preferred securities will provide for its full, irrevocable and unconditional guarantee of the preferred securities. It is only the combined operation of Edison International's obligations under the applicable preferred securities guarantee, Trust Agreement, subordinated indenture and subordinated debt securities and expense agreement that has the effect of providing a full, irrevocable and unconditional guarantee of a trust's obligations under its preferred securities.

   As long as Edison International makes payments of interest and other payments when due on the subordinated debt securities held by a trust, the payments will be sufficient to cover the payment of distributions and redemption and liquidation payments due on the preferred securities issued by that trust, primarily because:

     (a) the aggregate principal amount of the subordinated debt securities will be equal to the sum of the aggregate liquidation amounts of the preferred and common securities;

     (b) the interest rate and interest and other payment dates on the subordinated debt securities will match the distribution rate and distribution and other payment dates for the preferred securities;

     (c) Edison International has agreed to pay for any and all costs, expenses and liabilities of each trust except the trust's obligations under its preferred securities; and

     (d) each Trust Agreement provides that the related trust will not engage in any activity that is not consistent with the limited purposes of the trust.

   If and to the extent that Edison International does not make payments on the subordinated debt securities, the trust will not have funds available to make payments of distributions or other amounts due on its preferred securities. In those circumstances, a holder of preferred securities of the trust will not be able to rely upon the preferred securities guarantee for payment of these amounts. Instead, the holder may directly sue Edison International or seek other remedies to collect its pro rata share of payments owed. If a holder sues Edison International to collect payment, then Edison International will assume the holder's rights as a holder of preferred securities under the trust's Trust Agreement to the extent Edison International makes a payment to the holder in any legal action.

   A holder of any preferred security may sue Edison International, or seek other remedies, to enforce its rights under the applicable preferred securities guarantee without first suing the applicable guarantee trustee, the trust which issued the preferred security or any other person or entity.

                                    EXPERTS

   The consolidated financial statements and schedule incorporated by reference in this prospectus and the registration statement of which this prospectus is a part have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are incorporated by reference herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports.

       VALIDITY OF THE SECURITIES AND THE PREFERRED SECURITIES GUARANTEES

   Kenneth S. Stewart, Assistant General Counsel of Edison International, will pass upon the validity of the debt securities, the common and preferred stock and the preferred securities guarantees for Edison International. Richards, Layton & Finger, P.A. will pass upon certain matters of Delaware law relating to the validity of the preferred securities for Edison International and the trusts.

                              PLAN OF DISTRIBUTION

   We may sell the securities described in this prospectus from time to time in one or more transactions

     (a) to purchasers directly;

     (b) to underwriters for public offering and sale by them;

     (c) through agents;

     (d) through dealers; or

     (e) through a combination of any of the foregoing methods of sale.

   We may distribute the securities from time to time in one or more transactions at:

     (a) a fixed price or prices, which may be changed;

     (b) market prices prevailing at the time of sale;

     (c) prices related to such prevailing market prices; or

     (d) negotiated prices.

 Direct Sales

   We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act of 1933, as amended, with respect to any resale of the securities. A prospectus supplement will describe the terms of any sale of securities we are offering hereunder.

 To Underwriters

   The applicable prospectus supplement will name any underwriter involved in a sale of securities. Underwriters may offer and sell securities at a fixed price or prices, which may be changed, or from time to time at market prices or at negotiated prices. Underwriters may be deemed to have received compensation from us from sales of securities in the form of underwriting discounts or commissions and may also receive commissions from purchasers of securities for whom they may act as agent. Underwriters may be involved in any at the market offering of equity securities by or on our behalf.

   Underwriters may sell securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions (which may be changed from time to time) from the purchasers for whom they may act as agent.

   Unless otherwise provided in a prospectus supplement, the obligations of any underwriters to purchase securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all the securities if any are purchased.

 Through Agents and Dealers

   We will name any agent involved in a sale of securities, as well as any commissions payable by us to such agent, in a prospectus supplement. Unless we indicate differently in the prospectus supplement, any such agent will be acting on a reasonable efforts basis for the period of its appointment.

   If we utilize a dealer in the sale of the securities being offered pursuant to their prospectus, we will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

 Delayed Delivery Contracts

   If we so specify in the applicable prospectus supplement, we will authorize underwriters, dealers and agents to solicit offers by certain institutions to purchase the securities pursuant to contracts providing for payment and delivery on future dates. Such contracts will be subject to only those conditions set forth in the applicable prospectus supplement.

   The underwriters, dealers and agents will not be responsible for the validity or performance of the contracts. We will set forth in the prospectus supplement relating to the contracts the price to be paid for the securities, the commissions payable for solicitation of the contracts and the date in the future for delivery of the securities.

 General Information

   Underwriters, dealers and agents participating in a sale of the securities may be deemed to be underwriters as defined in the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions, under the Securities Act. We may have agreements with underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act, and to reimburse them for certain expenses.

   Underwriters or agents and their associates may be customers of, engage in transactions with or perform services for us or our affiliates in the ordinary course of business.

   Unless we indicate differently in a prospectus supplement, we will not list the securities on any securities exchange. The securities will be a new issue of securities with no established trading market. Any underwriters that purchase securities for public offering and sale may make a market in such securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We make no assurance as to the liquidity of or the trading markets for any securities.

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                                     $

                              Edison International

                                  % Notes Due

                                 ------------

                             PROSPECTUS SUPPLEMENT

                                 ------------

                          Joint Book-Running Managers

                              Salomon Smith Barney

                               J.P. Morgan & Co.

                                  Co-Managers

                         Banc of America Securities LLC

                              Goldman, Sachs & Co.

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